SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2014

Lehman ABS Corporation, on behalf of:

CORPORATE BACKED TRUST CERTIFICATES, AMERICAN GENERAL INSTITUTIONAL CAPITAL A CAPITAL SECURITIES-BACKED SERIES 2002-17 TRUST

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31515	13-3447441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lehman ABS Corporation 1271 Avenue of the Americas New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 285-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Corporate Backed Trust Certificates, American General Institutional Capital A Capital Securities-Backed Series 2002-17 Trust, which we refer to herein as the “Trust,” was formed pursuant to the Standard Terms for Trust Agreements, dated as of January 16, 2001, between Lehman ABS Corporation, as depositor, and U.S. Bank Trust National Association, as trustee, as supplemented by the Series Supplement in respect of the Trust dated as of October 23, 2002, as amended.

The Depositor is a wholly-owned, indirect subsidiary of Lehman Brothers Holdings Inc. (“LBHI”). On September 15, 2008 and periodically thereafter, LBHI and certain of its subsidiaries (collectively, the “Debtors”) commenced voluntary cases under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (jointly administered proceedings, In re Lehman Brothers Holdings Inc. et al., Case Number 08-13555). LBHI and its wholly-owned broker-dealer, Lehman Brothers Inc., have sold since September 15, 2008 significant businesses, including the sale on September 21, 2008 of the investment banking business to Barclays Capital Inc., which business included the employees who historically conducted the Registrant’s business.

On December 6, 2011, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”). The Plan and the Confirmation Order were attached as Exhibit 2.1 and Exhibit 2.2, respectively, to LBHI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2011. LBHI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2011 contains a summary of the Plan.

On March 6, 2012 (the “Effective Date”), the Plan became effective and a notice of the Effective Date of the Plan (the “Notice of Effective Date”) was filed with the Bankruptcy Court.

Item 8.01. OTHER EVENTS

On May 9, 2014, a final distribution was made to the holders of the certificates issued by the Trust in connection with the exercise of 100% of the outstanding call warrants on the certificates and the termination of the Trust under the terms of the Trust Agreement. Specific information with respect to the distribution is filed as Exhibit 99.1 hereto.

No other reportable transactions or matters have occurred during the current reporting period.

American International Group, Inc., the guarantor of the junior subordinated debentures, the sole assets held by the underlying securities issuer, American General Institutional Capital A, is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For information on American International Group, Inc. please see its periodic and current reports filed with the Securities and Exchange Commission (the “Commission”) under American International Group, Inc.’s Exchange Act file number, 001-08787. The Commission maintains a site on the World Wide Web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system, or “EDGAR.” Periodic and current reports and other information required to be filed pursuant to the Exchange Act by American International Group, Inc. may be accessed on this site. Neither Lehman ABS Corporation nor the Trustee has participated in the preparation of such reporting documents, or made any due diligence investigation with respect to the information provided therein. Neither Lehman ABS Corporation nor the Trustee has verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the issuer of the underlying securities, American International Group, Inc. or the underlying securities themselves have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibit is filed as part of this report:

99.1	Trustee’s Final Distribution Statement to the Corporate Backed Trust Certificates, American General Institutional Capital A Capital Securities-Backed Series 2002-17 Certificate Holders for the period ending May 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. In preparing this report the Registrant has relied on information provided to it by the Trustee.

Date: May 19, 2014

Lehman ABS Corporation, as Depositor for the Trust (the “Registrant”)

By:	/s/ Michael S. Leto

Name:	Michael S. Leto
Title:	Chief Financial Officer, and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Trustee’s Final Distribution Statement to the Corporate Backed Trust Certificates, American General Institutional Capital A Capital Securities-Backed Series 2002-17 Certificate Holders for the period ending May 9, 2014.

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